INTERNAP CORPORATION
2014 STOCK INCENTIVE PLAN
(As amended through June 6, 2019)

TABLE OF CONTENTS

Page

§ 1 BACKGROUND AND PURPOSE1
§ 2 DEFINITIONS1
2.1Affiliate    1
2.2Board    1
2.3Change Effective Date    1
2.4 Change in Control — means the happening of any of the following events:    1
2.5Code    3
2.6Committee    3
2.7Company    3
2.8Continuous Service     3
2.9Director    3
2.10Eligible Employee    3
2.11Fair Market Value    3
2.12ISO    3
2.131933 Act    4
2.141934 Act    4
2.15Non-ISO    4
2.16Option    4
2.17Option Certificate    4
2.18Option Price    4
2.19Parent    4
2.20Participant     4
2.21Plan    4
2.22Preexisting Plan    4
2.23Restricted Stock    4
2.24RSU    4
2.25Rule 16b-3    4
2.26SAR Value     4
2.27Stock     4
2.28Stock Appreciation Right    4
2.29Stock Appreciation Right Certificate    4
2.30Stock Award     4

i

2.31Stock Grant Certificate     5
2.32Subsidiary    5
2.33Ten Percent Stockholder    5
§ 3 SHARES AND GRANT LIMITS5
3.1Shares Reserved.    5
3.2Source of Shares.    5
3.3Use of Proceeds.    5
3.4Grant Limits.    5
3.5Preexisting Plan.    5
§ 4 EFFECTIVE DATE5
§ 5 COMMITTEE6
§ 6 ELIGIBILITY6
§ 7 OPTIONS6
7.1Committee Action.    6
7.2$100,000 Limit.    6
7.3Option Price.    7
7.4Payment.    7
7.5Exercise.    7
§ 8 STOCK APPRECIATION RIGHTS7
8.1Committee Action.    7
8.2Terms and Conditions.    7
8.3Exercise.    8
§ 9 RESTRICTED STOCK AND RSUs9
9.1Committee Action.    9
9.2Conditions.    9
9.3Dividends and Voting Rights.    10
9.4Satisfaction of Forfeiture Conditions.    10
9.5Income Tax Deduction.    10
§ 10 NON-TRANSFERABILITY12
§ 11 SECURITIES REGISTRATION12
§ 12 LIFE OF PLAN12
§ 13 ADJUSTMENT13
13.1Capital Structure.    13
13.2Available Shares.    13
13.3Transactions Described in § 424 of the Code.    13
13.4Fractional Shares.    13

ii

§ 14 CHANGE IN CONTROL14
14.1Acceleration of Vesting.    14
14.2Cash Payment for Options and Stock Appreciation Rights.    14
§ 15 AMENDMENT OR TERMINATION15
§ 16 INDEMNIFICATION15
§ 17 MISCELLANEOUS15
17.1Stockholder Rights.    15
17.2Deferral of Stock Awards.    16
17.3Other Provisions.    16
17.4Section 409A.    16
17.5Section 162(m).    16
17.6Rule 16b-3.    17
17.7Clawback Policies.    17
17.8Withholding.    17
17.9Beneficiary Designation.    17
17.10Non-Uniform Treatment.    17
17.11No Repricing.    17
17.12No Contract of Employment.    17
17.13Expenses.    18
17.14Construction.    18
17.15Other Conditions.    18
17.16Coordination with Employment Agreements and Other Agreements.    18

iii

§ 1
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options, Stock Appreciation Rights, Restricted Stock and RSUs to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock, (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders, and (4) to compensate Directors for their service to the Company.
§ 2
DEFINITIONS

2.1
Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2	Board— means the Board of Directors of the Company.

2.3
Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4	Change in Control — means the happening of any of the following events:

(a)
An acquisition, or a series of acquisitions within a 12 month period, by any individual, entity or group (within the meaning of § 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section;

(b)
Any Entity becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of either (i) the Outstanding Stock or (ii) the Outstanding Voting Securities; excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section;

(c)
A change in the composition of the Board such that the individuals who, as of the Effective Date of this Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date of this Plan whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(d)
The consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) and, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation; excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or

(e)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.5	Code — means the Internal Revenue Code of 1986, as amended.

2.6
Committee — means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.7	Company — means Internap Corporation and any successor to Internap Corporation.

2.8
Continuous Service — means that a Participant’s service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continued Service; provided, further, that that if any Stock Award is subject to § 409A of the Code, this sentence shall only be given effect to the extent consistent with § 409A of the Code. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence taken by a Participant.

2.9	Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.10	Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom one or more grants are made under this Plan.

2.11
Fair Market Value — means (a) the closing price of the Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Stock were traded, (b) if the Stock is not listed on Nasdaq, the Fair Market Value shall be the closing price of the Stock on such other United States-based quotation system or stock exchange on which the Stock may be traded on the date of grant, exercise or vesting, as applicable, or if such exchange is closed on that date, the last preceding date on which such exchange was open for trading and on which shares of Stock were actually traded, or (c) if no fair market value of the Stock may be determined according to the preceding clauses (a) or (b), in the discretion of the Committee, any stock valuation method which complies with the requirements of § 409A or § 422 of the Code, as applicable, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service.

2.12	ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.13	1933 Act — means the Securities Act of 1933, as amended.

2.14	1934 Act — means the Securities Exchange Act of 1934, as amended.

2.15	Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.16	Option — means an ISO or a Non-ISO which is granted under § 7.

2.17	Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.18	Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.19	Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.20	Participant — means any Eligible Employee or Director.

2.21	Plan — means this Internap Corporation 2014 Stock Incentive Plan as effective as of the date approved by the stockholders of the Company and as amended from time to time thereafter.

2.22	Preexisting Plan — means the Internap Network Services Corporation 2005 Incentive Stock Plan.

2.23	Restricted Stock — means a grant of Stock under § 9 while such Stock remains subject to forfeiture, restrictions on transfer, or other conditions pursuant to § 9 or § 10.

2.24
RSU — means a grant under § 9 of stock units with each unit equal to one share of Stock, which is designed to be satisfied or settled in either cash based on the Fair Market Value of the number of shares of Stock described in such grant or a number of shares of Stock equal to the number of stock units, which stock units, at the Committee’s discretion, may be subject to the risk of forfeiture, restrictions on transfer or other restrictions under § 9.

2.25	Rule 16b-3 — means the exemption under Rule 16b-3 to § 16(b) of the 1934 Act or any successor to such rule.

2.26	SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.27	Stock — means the common stock of the Company.

2.28	Stock Appreciation Right — means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.29
Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.30	Stock Award — means any Option, Stock Appreciation Right, Restricted Stock or RSU.
2.31    Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of Restricted Stock or RSUs.

2.32	Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.33
Ten Percent Stockholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

                         § 3
SHARES AND GRANT LIMITS

3.1
Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan 4,600,000 shares of Stock, provided, however, (i) no more than the number of shares of Stock described in § 3.1 shall be issued in connection with the exercise of ISOs and (ii) the number of Restricted Stock and RSU grants made under § 9 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of this Plan in the aggregate exceed 50% of the total number of shares reserved for issuance under this Plan.

3.2
Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Notwithstanding anything to the contrary contained herein, the following shall not increase the number of shares of Stock available for issuance under this Plan: (a) shares of Stock tendered in payment of an Option; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligation; and (c) shares of Stock that are repurchased by the Company with Option proceeds. In addition, shares of Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to this Plan.

3.3
Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4	Grant Limits. No Participant in any calendar year shall be granted Stock Awards with respect to more than 1,400,000 shares of Stock (subject to § 13).

3.5
Preexisting Plan. No grants shall be made under the Preexisting Plan on or after the date this Plan becomes effective, but the terms of any grant made under the Preexisting Plan prior to the date this Plan becomes effective shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan.

§ 4
EFFECTIVE DATE

The effective date of this Plan shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve the adoption of this Plan.

§ 5
COMMITTEE
This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Participant shall have the right to require him or her to execute an agreement which makes the Participant subject to non-competition provisions and other restrictive covenants which run in favor of the Company.
§ 6
ELIGIBILITY
Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Participants shall be eligible for the grant of Non-ISOs, Stock Appreciation Rights Restricted Stock and RSUs under this Plan.
§ 7
OPTIONS

7.1
Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Participants under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s stockholders. The Committee may appoint a delegate and authorize such delegate to make grants of Options to Eligible Employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under § 162(m) of the Code. Each grant of an Option to a Participant shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) the minimum period of time over which an Option shall vest (whether subject to vesting over a period of time only or achievement of performance objectives) shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.

7.2
$100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3
Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Stockholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4
Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5	Exercise.

(a)
Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Stockholder on the date the Option is granted, or

(2)
the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Stockholder on the date the Option is granted.

(b)
Termination of Status as Participant. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.

§ 8
STOCK APPRECIATION RIGHTS

8.1
Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Participants under this Plan from time to time. The Committee may appoint a delegate and authorize such delegate to make grants of Stock Appreciation Rights to Eligible Employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under § 162(m) of the Code. Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock

Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2	Terms and Conditions.

(a)
Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Participant’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date on which the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)
Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Participant’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Participant’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Participant’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)
Minimum Vesting Period. The minimum period of time over which a Stock Appreciation Right shall vest (whether subject to vesting over a period of time only or achievement of performance objectives) shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.

8.3
Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Participant upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3. Subject to this § 8.3, a Stock Appreciation Right Certificate or an Option Certificate, as applicable, may provide for the exercise of a Stock Appreciation Right after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.

§ 9
RESTRICTED STOCK AND RSUs

9.1
Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and RSUs to Participants. The Committee may appoint a delegate and authorize such delegate to grant Restricted Stock and RSUs to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each grant of Restricted Stock or RSUs shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Restricted Stock grant or cash will be paid, or Stock will be issued, under the RSU grant and the conditions under which the Participant’s interest in any Stock or RSUs which have been issued will become non-forfeitable. Unless determined otherwise by the Committee, each Stock unit awarded under an RSU grant will be equal to one share of Stock and shall entitle a Participant to either an equivalent number of shares of Stock or an amount of cash determined with reference to the Fair Market Value of an equivalent number of shares of Stock. To the extent determined by the Committee, RSUs may be satisfied or settled in cash, in shares of Stock or in a combination thereof. RSUs shall be settled no later than the 15th day of the third month after the RSUs vest. Restricted Stock and RSUs granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan.

9.2	Conditions.

(a)
Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Restricted Stock grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Participant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Restricted Stock grant.

(b)
Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due, or Stock to be issued, under an RSU grant or Stock issued in the name of a Participant under a Restricted Stock grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other conditions that the Committee acting in its absolute discretion deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. A Participant’s non-forfeitable interest in the shares of Stock underlying Restricted Stock or the cash payable, or Stock Issuable, under an RSU grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before a Participant’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Participant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Participant in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)
Minimum Vesting Period. The minimum vesting period over which Restricted Stock or an RSU shall vest is as follows: (i) if subject to vesting over a period of time, such period shall be no less than the three (3) year period which starts on the date as of which the Restricted Stock or RSU is granted or (ii) if subject to achievement of performance objectives, such period shall be no less than the one (1) year period which starts on the date as of which the Restricted Stock or RSU is granted, unless in each case the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.

(d)
Termination of Status as Participant. Subject to § 9.1 and § 9.2, a Stock Grant Certificate may provide for the vesting and settlement of Restricted Stock or RSUs after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.

9.3	Dividends and Voting Rights.

(a)
Dividends, Voting, Liquidation and Other Rights. Except as otherwise provided in the Plan or in a Stock Grant Certificate, a participant shall have all voting, dividend, liquidation and other rights with respect to the shares of Stock issued to the Participant as a Restricted Stock award under this Section 9 upon the Participant becoming the holder of record of the Stock granted pursuant to such award. The Committee may, at the time of the grant of such award, provide that the payment of cash dividends with respect to such award be reinvested into additional Restricted Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting, or other conditions with respect to such additional Restricted Stock.

(b)
Dividend Equivalents. The Committee may, at the date of the grant of such award, provide for the payment of dividend equivalents to a Participant either in cash or in shares of Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting or other conditions with respect to which such dividend equivalents are paid.

9.4	Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Restricted Stock grant at such time as a Participant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Participant as soon as practicable thereafter.

9.5	Income Tax Deduction.

(a)
General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) grant Restricted Stock and RSUs to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Restricted Stock or RSU grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) grant Restricted Stock and RSUs to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Restricted Stock or RSUs. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set, unless otherwise determined by the Committee at the time such performance goal is set.

(b)
Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization, which may in the Committee’s discretion include one-time charges or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, including operating cash flow and free cash flow, (13) the Company’s total stockholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s revenues and/or revenue growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, (18) the Company’s economic value added or changes in such value added, (19) the Company’s return on capital, (20) the Company’s return on equity, (21) the Company’s working capital, (22) the Company’s operating income, (23) the Company’s gross, operating or net profit margin, (23) customer satisfaction of the Company’s customers, (24) the Company’s market share, (25) the Company’s product development, (26) the Company’s bookings, (27) the Company’s customer attrition rate or the Company’s addition of new customers, (28) the Company’s capital expenditures, (29) debt of the Company, or (30) the Company’s accounts receivable.

(c)
Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in the Company’s paying non-deductible compensation to an Eligible Employee).
§ 10
NON-TRANSFERABILITY
No Option, Restricted Stock, RSU or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Participant other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Participant’s lifetime only by the Participant. The person or persons to whom an Option, Restricted Stock, RSU or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Participant.
§ 11
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Participant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Restricted Stock may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
§ 12
LIFE OF PLAN
No Option, Stock Appreciation Right, Restricted Stock or RSU shall be granted under this Plan on or after the earlier of:

(a)
the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options, Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Restricted Stock or RSU awards under this Plan have been forfeited or have become non-forfeitable, or

(b)
the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock or RSUs) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13
ADJUSTMENT

13.1
Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Restricted Stock or RSU grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)
any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)
any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Restricted Stock and RSU immediately before such restructuring or recapitalization or other transaction.

13.2
Available Shares. If any adjustment is made with respect to any outstanding Stock Award under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Stock Award as adjusted under § 13.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3	Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the

Committee as part of any such transaction shall have right to make Stock Awards (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding restricted stock, restricted stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding restricted stock, restricted stock unit, stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4
Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Stock Award, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Stock Awards shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14
CHANGE IN CONTROL

14.1
Acceleration of Vesting. Unless otherwise determined by the Committee, in the event of a Change in Control of the Company, effective as of the Change Effective Date, any surviving corporation or acquiring corporation shall assume all Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to be settled in cash or to acquire the same consideration paid to the stockholders in the Change in Control for those Stock Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan as of the Change Effective Date, then with respect to Stock Awards held by any Participant whose employment or service with the Company has not terminated, the vesting of such stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and, if applicable, be exercisable for a reasonable period of time immediately prior to the Change Effective Date, subject to the transaction occurring, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Change Effective Date; provided, that (a) if any issuance or forfeiture condition described in a Stock Award relates to satisfying any performance goal and there is a target for such performance goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14.1 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which such issuance or forfeiture condition shall be deemed satisfied to the extent that such target has been so exceeded, and (b) a Change in Control shall effect a Stock Appreciation Right or RSU which is subject to § 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

14.2
Cash Payment for Options and Stock Appreciation Rights. If and to the extent that Participants are entitled to accelerated vesting in the event of a Change in Control as provided in the above § 14.1, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the shares of Stock subject to such Options and/or Stock Appreciation Rights, as of the Change Effective Date, for any Options and Stock Appreciation Rights, cash in an amount equal to the greater of the excess of (i) the highest price of the Stock on Nasdaq on the last trading date immediately prior to the Change Effective Date (or, if the Stock is not listed on Nasdaq, an amount equal to the highest price of the Stock on such other United States-based quotation system or stock exchange on which the Stock may be traded such date; or, if the Stock is not traded on any such quotation system or stock exchange, an amount equal to the value of the Stock determined by the Committee in its discretion according to any stock valuation method which complies with the requirements of § 409A or § 422 of the Code, as applicable, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service), or (ii) the highest price per share actually paid in connection with the Change in Control of the Company, over the exercise price per share of such Options or the SAR Value per share of such Stock Appreciation Rights. Upon a Participant’s receipt of such amount with respect to some or all of his or her Options and/or Stock Appreciation Rights, the respective Options and/or Stock Appreciation Rights shall be cancelled and may no longer be exercised by such Participant.

§ 15
AMENDMENT OR TERMINATION
This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or Committee deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. In addition, the Board and the Committee each may suspend granting or making any Stock Awards under this Plan at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right, Restricted Stock or RSU granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.
§ 16
INDEMNIFICATION

Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility of the Committee is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee and any other individual or group exercising delegated authority or responsibility with respect to the Plan shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. The indemnification obligation of the Company pursuant to this Section shall not apply to the extent that it is adjudged that a person otherwise entitled to indemnification by the Company hereunder did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company. This Section shall not be construed as limiting the Company’s or any subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.
§ 17
MISCELLANEOUS

17.1
Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of an Option, Stock Appreciation Right or RSU pending the actual delivery of the Stock subject to such Option, Stock Appreciation Right or RSU to such Participant. A Participant’s rights as a stockholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate. The Committee may specify in an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate that the Participant’s rights, payments and benefits with respect to such award shall be subject to reduction cancellation, forfeiture or recoupment upon the occurrence of certain event, in addition to applicable vesting conditions of such award. Such events may include, without limitation: breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate or otherwise applicable to such Participant; a termination of a Participant’s Continuous Service for cause; or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2
Deferral of Stock Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer consideration upon exercise of a Stock Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Stock or other consideration under a Stock Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payment of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

17.3
Other Provisions. The Option Certificates, Stock Appreciation Right Certificates and Stock Grant Certificates authorized under this Plan may contain such other provisions not inconsistent with this Plan as the Committee may deem advisable, including, without limitation, restrictions upon the exercise of Stock Awards.

17.4
Section 409A. This Plan is intended to comply with § 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in § 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under § 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following a Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of such Participant’s separation from service (or such person’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under § 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.5
Section 162(m). To the extent the Committee issues any award under this Plan that is intended to be exempt from the deduction limitation of § 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of § 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such award.

17.6
Rule 16b-3. The Committee shall have the right to amend any Stock Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

17.7
Clawback Policies. Notwithstanding any other provisions in this Plan, except as otherwise determined by the Committee, all Stock Awards under this Plan shall be subject to such “clawback” or similar policies relating to the recovery of compensation as may be (a) adopted by the Company from time to time, (b) set forth in an Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or other grant agreement, or (c) required by any applicable law, rule, regulation or stock exchange listing requirement.

17.8
Withholding. Each Stock Award shall be made subject to the condition that the Participant consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Stock Award or to the satisfaction of an feiture conditions with respect to Stock subject to a Restricted Stock or RSU grant issued in the name of the Participant. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

17.9
Beneficiary Designation. Each Participant who receives a Stock Award may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in the case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

17.10
Non-Uniform Treatment. The Committee’s determinations under this Plan need not be uniform and may be made by the Committee selectively among persons who are eligible to receive, or actually receive, Stock Awards under this Plan.

17.11
No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), Stock Awards issued under this Plan may not be repriced, replaced, regranted through cancellation, modified or exchanged for cash or property without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Stock Awards to the same Participants. Without limiting the generality of the foregoing, without the approval of the Company’s stockholders, no Option or Stock Appreciation Right may be repurchased or otherwise cancelled in exchange for cash or other property (except in connection with a corporate transaction as contemplated by the foregoing sentence) if the exercise price of the Option or the grant price of the Stock Appreciation Right is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange.

17.12
No Contract of Employment. The grant of a Stock Award to a Participant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Participant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

17.13	Expenses. The costs of administering this Plan shall be paid by the Company.

17.14
Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

17.15
Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Participant (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a grant of Restricted Stock or RSUs) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to a Restricted Stock grant or RSU grant or the exercise of an Option or a Stock Appreciation Right or provides for the repurchase of such Stock by the Company.

17.16
Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Participant which expressly provides for the acceleration in vesting of an outstanding Stock Award or for the extension of the deadline to exercise any rights under an outstanding Stock Award, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Stock Award and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Stock Award was granted or made.

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Plan History:

•	The Board of Directors approved this Plan on February 18, 2014.

o	The Plan was approved by the shareholders at the Annual Meeting of Shareholders on May 30, 2014.

•	The Compensation Committee amended this Plan effective June 6, 2019.

o	No shareholder approval was required.